UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 19, 2008

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XENACARE HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

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Florida	000-2836	20-3075747
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

14000 Military Trail, Suite 104, Delray Beach, Florida 33484

(Address of Principal Executive Office) (Zip Code)

561-496-6676

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02

Unregistered Sales of Equity Securities.

Effective August 29, 2008, the Company issued an aggregate of 70,000 shares of common stock of the Company pursuant to the conversion of 70,000 shares of Series C Convertible Preferred Stock which were held by a Series C Preferred shareholder. The Series C Preferred shares were initially issued on or about May 1, 2008 at a purchase price of $1.00 per share. Pursuant to the preferences and rights of the Series C Preferred Stock, each share of Series C Preferred Stock is convertible into one share of common stock of the Company. The shares of common stock issued pursuant to the conversion were issued under the exemption from registration provided by Section 4(2) of the Act. Certificates representing such shares contain legends restricting their transfer absent registration or applicable exemption.

In May 2005, a predecessor of the Company entered into a Consulting Agreement pursuant to which Consultant was to provide planning, employment issues, mergers and finance services. This Agreement was assigned to the Company in June 2005 and included an anti-dilution provision wherein Consultant was to receive shares of the Company’s common stock equal to 20% of the Company’s outstanding shares. Pursuant to that provision, 1,369,929 shares of common stock were issued during 2007. On December 10, 2007, the Consulting Agreement was terminated pursuant to a Termination and Settlement Agreement wherein Consultant was issued 500,000 shares of Series A preferred stock in consideration for termination of the Consulting Agreement. At the option of the holders, the Series A preferred stock is convertible, at any time, into an aggregate of 20% of the Company’s fully diluted common stock on the date of conversion.

A copy of each of the preferred stock designations as filed with the Secretary of the State of Florida is filed as an Exhibit to this Form 8-K. The description of the rights and preferences of each preferred stock designation set forth herein does not purport to be complete and is qualified in its entirety by reference to the full text of the exhibit filed herewith and incorporated by this reference. These exhibits supersede the Preferred Stock Designation previously filed as exhibits, but which were not filed with the Secretary of State of Florida until October 2008. Also enclosed is a copy of the Consulting Agreement and Termination and Settlement Agreement, which by inadvertence were not filed prior to this date.

Item 9.01

Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

3(i)(a)	Series A Convertible Preferred Stock Designation
3(i)(b)	Series B Convertible Preferred Stock Designation
3(i)(c)	Series C Convertible Preferred Stock Designation
10(i)	Consulting Agreement dated May 26, 2005
10(ii)	Consulting Agreement dated July 7, 2008
10(iii)	Termination and Settlement Agreement dated December 10, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

XenaCare Holdings, Inc.

By:	/s/ Frank Rizzo
Name: Frank Rizzo Title: President

Date:  November 19, 2008